Exhibit 3.45

CERTIFICATE OF FORMATION

OF

CORAM HEALTHCARE OF WYOMlNG, L.L.C.

1. The name of the limited liability company is Coram Healthcare of Wyoming, L.L.C.

2. The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents., Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CORAM HEALTHCARE OF WYOMING, L.L.C. this 28th day of May, 1998.

/s/ R. Bruce Miller
R. Bruce Miller An Authorized Person

Certificate Amendment to Certificate of Formation

of

CORAM HEALTHCARE OF WYOMlNG, L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter the “limited liability company”) is:

CORAM HEALTHCARE OF WYOMlNG, L.L.C.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and substituting in lieu thereof the following new statement:

The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on October 3, 2005.

Name:	/s/ Michael E. Dell
Title:	Authorized Person

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